UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2010

MENTOR GRAPHICS CORPORATION

(Exact name of registrant as specified in its charter)

Oregon

(State or other jurisdiction of incorporation)

0-13442	93-0786033
(Commission File Number)	(IRS Employer Identification Number)

8005 S.W. Boeckman Road

Wilsonville, OR 97070-7777

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (503) 685-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.	Unregistered Sales of Equity Securities.

On June 25, 2010, Mentor Graphics Corporation (the “Company”) agreed with an existing holder (the “Holder”) of its Floating Rate Convertible Subordinated Debentures due 2023 (the “Outstanding Debentures”) to exchange $11,509,000 in aggregate principal amount of Outstanding Debentures beneficially owned by the Holder for $11,509,000 in aggregate principal amount of the Company’s 6.25% Convertible Subordinated Debentures due 2026 (the “New Debentures”), plus a nominal cash amount, and any accrued interest. The Company currently expects to issue the New Debentures not more than two business days following the date when all closing conditions have been satisfied or waived, including the closing condition that the Form T-3 relating to the indenture under which the New Debentures will be issued (the “Indenture”) be declared effective by the Securities and Exchange Commission.

As the New Debentures are to be exchanged by the Company with the Holders exclusively and solely for Outstanding Debentures and cash plus any accrued interest, the transaction will be exempt from registration under the Securities Act of 1933, as amended, pursuant to the provisions of Section 3(a)(9) thereof. No sales of securities of the same class as the New Debentures have been or are to be made by the Company by or through an underwriter at or about the same time as the exchange for which the exemption is claimed. No Holder has made or will be requested to make any cash payment to the Company in connection with the exchange, and the Company will not receive any proceeds from the issuance of the New Debentures. No consideration has been, or is to be, given, directly or indirectly, to any person in connection with the transaction, except for payments by the Company of the fees and expenses of its legal advisors and the trustee under the Indenture under which the New Debentures will be issued.

The terms of the New Debentures are substantially similar to the Company’s outstanding 6.25% Convertible Subordinated Debentures due 2026, which results in changes from the Outstanding Debentures including the following: (i) the New Debentures will mature on March 1, 2026 as opposed to August 6, 2023; (ii) the New Debentures bear interest at a rate of 6.25% per annum as opposed to the floating interest rate, which was 2.00313% since the last interest reset date of May 6, 2010; and (iii) holders of the New Debentures may convert their New Debentures into shares of the Company’s Common Stock (“Shares”) at a conversion rate of 55.6545 Shares per $1,000 principal amount of Debentures (representing a conversion price of approximately $17.97 per share), subject to adjustment, whereas holders of the Outstanding Debentures may convert their Debentures into Shares at a conversion rate of 42.7305 Shares per $1,000 principal amount of Debentures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2010	MENTOR GRAPHICS CORPORATION

	By:	/s/ Dean Freed
	Name:	Dean Freed
	Title:	Vice President and General Counsel